Exhibit 99.1

Multiband Corporation Prices Public Offering of Common Stock

MINNEAPOLIS, Minnesota, May 26, 2011 – Multiband Corporation (NASDAQ: MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation’s largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced the pricing of a public offering of 11,200,000 shares of its common stock at a price to the public of $3.00.  Of the shares being offered, Multiband is offering 4,294,932 shares and the selling shareholder is offering 6,905,068 shares.

Craig-Hallum Capital Group is acting as the sole book-running manager for the offering and Northland Capital Markets is acting as co-manager for the offering.  In addition, Multiband has granted the underwriters a 30-day option to purchase up to an additional 1,680,000 shares of common stock to cover over-allotments, if any.  Multiband intends to use the net proceeds from the offering for working capital and other general corporate purposes, including potential future acquisitions and redemption of its 15% Class E Cumulative Preferred Stock (which is currently owned by two of Multiband’s directors) for approximately $1.95 million.  Multiband will not receive any proceeds from the sale of shares by the selling shareholder.  The offering is expected to close on or about June 1, 2011, subject to customary closing conditions.

The offering is being made solely by means of a prospectus, copies of which may be obtained by contacting Craig-Hallum Capital Group at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, or by calling 612-334-6300.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Multiband, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Multiband Corporation

Multiband is a leading national provider of technical installation and fulfillment services to both residential and commercial properties. Multiband operates in 32 states with 28 field offices and employs approximately 3,200 people. The Company has two operating segments: 1) Home Service Provider (HSP), which primarily installs DirecTV video services for residents of single family homes, and 2) Multi-Dwelling Unit (MDU), which provides voice, data and video services to residents of multiple dwelling units.  Multiband is the nation’s second largest independent DirecTV service provider in the HSP market and the largest nationwide DirecTV master system operator in the MDU market.  The Company operates a call center facility to support its MDU segment and has developed proprietary call center support and billing software applications.  Multiband’s strategy is to leverage its current infrastructure, workforce, technology, and national footprint to support its growth initiatives.  Multiband is headquartered in Minneapolis, Minnesota.

Forward-Looking Information

In addition to statements of historical fact, this release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding the use of proceeds of the public offering.  These forward-looking statements reflect the Company’s expectations or beliefs concerning future events.  The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, the satisfaction of the conditions of the closing of the public offering, and other risks noted in the Company’s SEC filings, including in its Annual Report on Form 10-K for its 2010 fiscal year, and particularly those factors identified as “risk factors” in the registration statement on Form S-1 filed with the Securities and Exchange Commission on September 7, 2010, as amended.  Forward-looking statements are made in the context of information available as of the date stated.  The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Company Contact
Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact
Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com